UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35780 (Commission File Number)	80-0188269 (I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA (Address of principal executive offices)		02472 (Zip Code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Information.

On April 1, 2014, the Company issued a press release announcing approval of a $225 million repurchase program of its common stock. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Annual Meeting and Record Date Set

The Board of Directors of Bright Horizons Family Solutions Inc. (the “Company”) has approved May 12, 2014 as the date for the Company’s 2014 annual meeting of shareholders (the “Annual Meeting”). The Board of Directors also approved the record date for stockholders entitled to notice of and to vote at the Annual Meeting, which is fixed as the close of business on April 9, 2014.

Item 9.01	Financial Statements an Exhibits

Exhibit no	Description

99.1	Press release issued April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland Chief Financial Officer

Date: April 1, 2014